UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Blackstone Real Estate Income Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

We have created an e-mail template that encourages stockholders to vote on the proposals outlined in the proxy materials. Attached is the e-mail template.

Now is the time to take an active role in the success of our annual meeting of stockholders. Your participation is needed to approve BREIT’s proposals outlined below. VOTE NOW! This year, BREIT will make a charitable donation to the Navy SEAL Foundation for every stockholder that votes. The Navy SEAL Foundation is a non-profit organization that provides support and assistance to the Naval Special Warfare community and its families. Thank you for your support.

2019 Annual How to Vote Meeting You may cast your vote in any of the following ways: Meeting Date: Tuesday, June 18, 2019 Go to proxyvote.com Vote By Date: Monday, June 17, 2019 Speak with a Live Agent 1-844-618-1695 Control Number: 0123456789012345 At the Meeting This email relates to the following shares: BLACKSTONE REAL ESTATE 123,456,789,012.00000 INCOME TRUST,INC BLACKSTONE REAL ESTATE 123,456,789,012.00000 INCOME TRUST,INC BLACKSTONE REAL ESTATE 123,456,789,012.00000 INCOME TRUST,INC BLACKSTONE REAL ESTATE 123,456,789,012.00000 INCOME TRUST,INC BLACKSTONE REAL ESTATE 123,456,789,012.00000 INCOME TRUST,INC BLACKSTONE REAL ESTATE 123,456,789,012.00000 INCOME TRUST,INC BLACKSTONE REAL ESTATE 123,456,789,012.00000 INCOME TRUST,INC BLACKSTONE REAL ESTATE 123,456,789,012.00000 INCOME TRUST,INC BLACKSTONE REAL ESTATE 123,456,789,012.00000 INCOME TRUST,INC VOTING MATTERS BOARD RECOMMENDATION

Director Elections of • Frank Cohen • A.J. Agarwal • Wesley LePatner FOR • Raymond J. Beier • Richard I. Gilchrist • Field Griffith • Edward Lewis Ratification of Accounting Firm Ratify the appointment of Deloitte & Touche LLP as our independent registered public FOR accounting firm for the year ending December 31, 2019. Amendments of the Company’s Charter to •revise the definition of “Acquisition Expenses” •revise the definition of “Independent Director” •remove language regarding special voting rights of classes or series of stock •cause the number of directors of the Company to remain in effect if the Company lists its shares on a FOR national securities exchange •clarify that independent directors must determine if certain fees incurred by the Company are reasonable along with expenses •revise limitations regarding real estate commissions paid by the Company to its Adviser

•remove clarifications distinguishing “mortgages” from “real estate-related securities” •modify the characteristics of “Roll-Up Transactions” that the Company is prohibited from participating in Permission to Adjourn Meeting Permit our Board of Directors to adjourn the Annual Meeting, if necessary, to solicit additional FOR proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals to be approved. Important Materials : Proxy Statement Annual Report Shareholder Letter Why Should I Vote? Make your voice heard on critical issues like board elections. The outcome of the vote can affect the direction of the organization. (c)1997—2019 Broadridge Financial Solutions, Inc. ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions, Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.